Exhibit 1.1

Execution Version

3M COMPANY

2.750% Notes due 2022

3.250% Notes due 2024 (Reopening)

3.375% Notes due 2029

4.000% Notes due 2048 (Reopening)

TERMS AGREEMENT

February 12, 2019

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As representatives of the several Purchasers

identified in Schedule I hereto

Dear Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Distribution Agreement, dated May 19, 2016 (the “Distribution Agreement”), between 3M Company (the “Company”) on the one hand and the agents from time to time a party thereto (the “Agents”) on the other relating to the issuance and sale by the Company from time to time of its medium-term notes, Series F (the “MTN Program”). The Company proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, and each of the other entities identified in Schedule I hereto (such other entities, the “Additional Agents” and, collectively with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, the “Purchasers”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, the securities specified in Schedule I hereto (the “Purchased Securities”).  The Company hereby appoints each of the Additional Agents (to the extent that such Additional Agent is not already party to the Distribution Agreement) as an Agent under the MTN Program but only in respect of the Purchased Securities and each of the Additional Agents hereby accepts such appointment.  For the purposes of the sale and offering of the Purchased Securities as contemplated hereby, each of the Additional Agents named herein agrees that it shall be bound by the obligations of Agents set forth in, and shall be entitled to the benefits of such Agents pursuant to, the provisions of the Distribution Agreement and each of the provisions

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of the Distribution Agreement (excluding, for the avoidance of doubt, the Administrative Procedure (as defined therein) and any provisions related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities) is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement to the Purchasers, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and a warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

A supplement to the Prospectus relating to the Purchased Securities, in a form satisfactory to you will be filed with the Commission within the time period specified in Rule 424(b) under the Securities Act of 1933, as amended.

1.              Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Purchasers identified in Schedule I hereto, and such Purchasers severally agree to purchase from the Company the Purchased Securities, at the time and place, in the respective principal amounts and at the respective purchase prices set forth in Schedule I hereto.

2.              If one or more of the Purchasers shall fail at the Time of Delivery to purchase the Purchased Securities (the “Defaulted Securities”), then the nondefaulting Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Purchasers to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)                                 if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Purchased Securities, the nondefaulting Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial obligations under this Terms Agreement bear to the obligations of all nondefaulting Purchasers under this Terms Agreement; or

(b)                                 if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Purchased Securities, this Terms Agreement shall terminate without liability on the part of any nondefaulting Purchaser.

No action taken pursuant to this Section 2 shall relieve any defaulting Purchaser from liability in respect of its default.  In the event of any such default which does not result in a termination of this Terms Agreement, either the nondefaulting Purchasers or the Company shall

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have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

3.              The Purchasers shall be obligated, severally, to pay the fees and disbursements of their counsel in the same proportion as the aggregate principal amount of Purchased Securities set forth opposite their respective names in Schedule I hereto (it being understood that nothing in this provision shall impact the obligations of the Company pursuant to Sections 7 and 8 of the Distribution Agreement).

4.

(a) In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 4:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act

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and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

3M Company

By:	/s/ Nicholas C. Gangestad
	Name:	Nicholas C. Gangestad
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Sarah M. Grauze
	Name:	Sarah M. Grauze
	Title:	Treasurer, Vice President

[Signature Page to Terms Agreement]

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Sandeep Chawla
	Name:	Sandeep Chawla
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
	Name:	Ian Drewe
	Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

On behalf of themselves and the other several Purchasers

[Signature Page to Terms Agreement]

Schedule I

2.750% NOTES DUE 2022

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 2.750% Notes due 2022

AGGREGATE PRINCIPAL AMOUNT:

$450,000,000

PRICE TO PUBLIC: 99.953%

PURCHASE PRICE to be paid by the Purchasers:

99.803% of the principal amount of the Purchased Securities, plus accrued interest, if any, from February 22, 2019.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 6:00 p.m. February 12, 2019 Eastern Time

TIME OF DELIVERY: February 22, 2019

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: March 1, 2022

INTEREST RATE:

2.750% per annum

INTEREST PAYMENT DATES:

Payable semiannually on March 1 and September 1 of each year, commencing September 1, 2019

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 2.750% Notes due 2022
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$109,125,000
Morgan Stanley & Co. LLC	109,125,000
Wells Fargo Securities, LLC	109,125,000
Barclays Capital Inc.	109,125,000
The Williams Capital Group, L.P.	6,750,000
C.L. King & Associates, Inc.	2,250,000
Samuel A. Ramirez & Company, Inc.	2,250,000
Academy Securities, Inc.	2,250,000
Total	$450,000,000

3.250% NOTES DUE 2024 (Reopening)

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 3.250% Notes due 2024

AGGREGATE PRINCIPAL AMOUNT:

$500,000,000. The notes offered hereby constitute a further issuance of, and will be consolidated with, the $300,000,000 aggregate principal amount of 3.250% Notes due 2024 issued by us on September 14, 2018.  The notes offered hereby will have the same CUSIP number as the previously issued 3.250% Notes due 2024 and will trade interchangeably with the previously issued 3.250% Notes due 2024 immediately upon settlement.  Upon completion of this offering, the aggregate principal amount outstanding of all such notes will be $800,000,000.

PRICE TO PUBLIC: 101.172%, plus accrued interest from February 14, 2019.

PURCHASE PRICE to be paid by the Purchasers:

100.922% of the principal amount of the Purchased Securities, plus accrued interest from February 14, 2019.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 6:00 p.m. February 12, 2019 Eastern Time

TIME OF DELIVERY: February 22, 2019

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: February 14, 2024

INTEREST RATE:

3.250% per annum

INTEREST PAYMENT DATES:

Payable semiannually February 14 and August 14 of each year, commencing August 14, 2019

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 3.250% Notes due 2024
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$121,250,000
Morgan Stanley & Co. LLC	121,250,000
Wells Fargo Securities, LLC	121,250,000
Barclays Capital Inc.	121,250,000
The Williams Capital Group, L.P.	7,500,000
C.L. King & Associates, Inc.	2,500,000
Samuel A. Ramirez & Company, Inc.	2,500,000
Academy Securities, Inc.	2,500,000
Total	$500,000,000

3.375% NOTES DUE 2029

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 3.375% Notes due 2029

AGGREGATE PRINCIPAL AMOUNT:

$800,000,000

PRICE TO PUBLIC: 99.965%

PURCHASE PRICE to be paid by the Purchasers:

99.565% of the principal amount of the Purchased Securities, plus accrued interest, if any, from February 22, 2019.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 6:00 p.m. February 12, 2019 Eastern Time

TIME OF DELIVERY: February 22, 2019

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: March 1, 2029

INTEREST RATE:

3.375% per annum

INTEREST PAYMENT DATES:

Payable semiannually on March 1 and September 1 of each year, commencing September 1, 2019

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 3.375% Notes due 2029
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$194,000,000
Morgan Stanley & Co. LLC	194,000,000
Wells Fargo Securities, LLC	194,000,000
Barclays Capital Inc.	194,000,000
The Williams Capital Group, L.P.	12,000,000
C.L. King & Associates, Inc.	4,000,000
Samuel A. Ramirez & Company, Inc.	4,000,000
Academy Securities, Inc.	4,000,000
Total	$800,000,000

4.000% NOTES DUE 2048 (Reopening)

TITLE OF PURCHASED SECURITIES:

Medium-Term Notes, Series F, 4.000% Notes due 2048

AGGREGATE PRINCIPAL AMOUNT:

$500,000,000. The notes offered hereby constitute a further issuance of, and will be consolidated with, the $650,000,000 aggregate principal amount of 4.000% Notes due 2048 issued by us on September 14, 2018.  The notes offered hereby will have the same CUSIP number as the previously issued 4.000% Notes due 2048 and will trade interchangeably with the previously issued 4.000% Notes due 2048 immediately upon settlement.  Upon completion of this offering, the aggregate principal amount outstanding of all such notes will be $1,150,000,000.

PRICE TO PUBLIC: 102.096%, plus accrued interest from September 14, 2018.

PURCHASE PRICE to be paid by the Purchasers:

101.346% of the principal amount of the Purchased Securities, plus accrued interest from September 14, 2018.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 6:00 p.m. February 12, 2019 Eastern Time

TIME OF DELIVERY: February 22, 2019

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: September 14, 2048

INTEREST RATE:

4.000% per annum

INTEREST PAYMENT DATES:

Payable semiannually March 14 and September 14 of each year, commencing March 14, 2019

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 4.000% Notes due 2048
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$121,250,000
Morgan Stanley & Co. LLC	121,250,000
Wells Fargo Securities, LLC	121,250,000
Barclays Capital Inc.	121,250,000
The Williams Capital Group, L.P.	7,500,000
C.L. King & Associates, Inc.	2,500,000
Samuel A. Ramirez & Company, Inc.	2,500,000
Academy Securities, Inc.	2,500,000
Total	$500,000,000

Schedule II

Materials Other than the Pricing Prospectus and Final Term Sheet Included in the

Disclosure Package

None

Schedule III

Issuer Free Writing Prospectuses Not Included in the

Disclosure Package

Road Show: None

Exhibit A

Final Term Sheet

A-1

Filed Pursuant to Rule 433

Dated February 12, 2019

Registration Statement No. 333-216219

3M Company

Medium-Term Notes, Series F

$450,000,000 2.750% Notes due 2022

$500,000,000 3.250% Notes due 2024 (Reopening)

$800,000,000 3.375% Notes due 2029

$500,000,000 4.000% Notes due 2048 (Reopening)

Summary of Terms

2.750% Notes due 2022

Issuer:	3M Company

Security Description:	SEC-Registered 3-year Fixed Rate Notes

Principal Amount:	$450,000,000

Trade Date:	February 12, 2019

Settlement Date:	February 22, 2019 (T+7); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	March 1, 2022

Coupon:	2.750% per annum

Interest Payment Dates:	Payable semi-annually on the 1st day of March and September, beginning September 1, 2019

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	30/360

Benchmark Treasury:	2.500% due February 15, 2022

Benchmark Treasury Price & Yield:	100-01¼; 2.486%

Re-offer Spread to Benchmark:	T + 28 bps

Re-offer Yield:	2.766%

Price to Public:	99.953%

Gross Proceeds:	$449,788,500

CUSIP / ISIN:	88579Y BF7 / US88579YBF79

Minimum Denominations:	$2,000 by $1,000

Redemption:	Yes, Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as provided in “—Optional Make-Whole Redemption and Redemption at Par Prior to Maturity” below.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.

Co-Managers:	The Williams Capital Group, L.P.
Academy Securities, Inc.
C.L. King & Associates, Inc.
Samuel A. Ramirez & Company, Inc.

Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations:	See “—Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations” below.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

3.250% Notes due 2024 (Reopening)

Issuer:	3M Company

Security Description:	SEC-Registered 5-year Fixed Rate Notes

Principal Amount:

$500,000,000. The notes offered hereby constitute a further issuance of, and will be consolidated with, the $300,000,000 aggregate principal amount of 3.250% Notes due 2024 issued by us on September 14, 2018. The notes offered hereby will have the same CUSIP number as the previously issued 3.250% Notes due 2024 and will trade interchangeably with the previously issued 3.250% Notes due 2024 immediately upon settlement. Upon completion of this offering, the aggregate principal amount outstanding of all such notes will be $800,000,000.

Trade Date:	February 12, 2019

Settlement Date:	February 22, 2019 (T+7); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	February 14, 2024

Coupon:	3.250% per annum

Interest Payment Dates:	Payable semi-annually on the 14th day of February and August, beginning August 14, 2019

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	30/360

Benchmark Treasury:	2.500% due January 31, 2024

Benchmark Treasury Price & Yield:	100-01¼; 2.491%

Re-offer Spread to Benchmark:	T + 50 bps

Re-offer Yield:	2.991%

Price to Public:	101.172%, plus accrued interest from February 14, 2019

Gross Proceeds:	$506,221,111

CUSIP / ISIN:	88579Y BB6 / US88579YBB65

Minimum Denominations:	$2,000 by $1,000

Redemption:	Yes, Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as provided in “—Optional Make-Whole Redemption and Redemption at Par Prior to Maturity” below.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.

Co-Managers:	The Williams Capital Group, L.P.
Academy Securities, Inc.
C.L. King & Associates, Inc.
Samuel A. Ramirez & Company, Inc.

Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations:	See “—Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations” below.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

3.375% Notes due 2029

Issuer:	3M Company

Security Description:	SEC-Registered 10-year Fixed Rate Notes

Principal Amount:	$800,000,000

Trade Date:	February 12, 2019

Settlement Date:	February 22, 2019 (T+7); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	March 1, 2029

Coupon:	3.375% per annum

Interest Payment Dates:	Payable semi-annually on the 1st day of March and September, beginning September 1, 2019

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	30/360

Benchmark Treasury:	2.625% due February 15, 2029

Benchmark Treasury Price & Yield:	99-17; 2.679%

Re-offer Spread to Benchmark:	T + 70 bps

Re-offer Yield:	3.379%

Price to Public:	99.965%

Gross Proceeds:	$799,720,000

CUSIP / ISIN:	88579Y BG5 / US88579YBG52

Minimum Denominations:	$2,000 by $1,000

Redemption:	Yes, Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as provided in “—Optional Make-Whole Redemption and Redemption at Par Prior to Maturity” below.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.

Co-Managers:	The Williams Capital Group, L.P.
Academy Securities, Inc.
C.L. King & Associates, Inc.
Samuel A. Ramirez & Company, Inc.

Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations:	See “—Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations” below.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

4.000% Notes due 2048 (Reopening)

Issuer:	3M Company

Security Description:	SEC-Registered 30-year Fixed Rate Notes

Principal Amount:

$500,000,000. The notes offered hereby constitute a further issuance of, and will be consolidated with, the $650,000,000 aggregate principal amount of 4.000% Notes due 2048 issued by us on September 14, 2018. The notes offered hereby will have the same CUSIP number as the previously issued 4.000% Notes due 2048 and will trade interchangeably with the previously issued 4.000% Notes due 2048 immediately upon settlement. Upon completion of this offering, the aggregate principal amount outstanding of all such notes will be $1,150,000,000.

Trade Date:	February 12, 2019

Settlement Date:	February 22, 2019 (T+7); See “—Supplemental Information Concerning Plan of Distribution” below.

Maturity Date:	September 14, 2048

Coupon:	4.000% per annum

Interest Payment Dates:	Payable semi-annually on the 14th day of March and September, beginning March 14, 2019

Regular Record Date:	The 15th calendar day immediately preceding the applicable Interest Payment Date

Day Count Convention:	30/360

Benchmark Treasury:	3.375% due November 15, 2048

Benchmark Treasury Price & Yield:	107-05; 3.009%

Re-offer Spread to Benchmark:	T + 87 bps

Re-offer Yield:	3.879%

Price to Public:	102.096%, plus accrued interest from September 14, 2018

Gross Proceeds:	$519,257,778

CUSIP / ISIN:	88579Y BD2 / US88579YBD22

Minimum Denominations:	$2,000 by $1,000

Redemption:	Yes, Optional Make-Whole Redemption and Redemption at Par Prior to Maturity as provided in “—Optional Make-

Whole Redemption and Redemption at Par Prior to Maturity” below.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.

Co-Managers:	The Williams Capital Group, L.P.
Academy Securities, Inc.
C.L. King & Associates, Inc.
Samuel A. Ramirez & Company, Inc.

Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations:	See “—Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations” below.

Supplemental Information Concerning Plan of Distribution:	See “—Supplemental Information Concerning Plan of Distribution” below.

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity

Prior to the Applicable Par Call Date (as defined below), the 2.750% Notes due 2022, the 3.250% Notes due 2024, the 3.375% Notes due 2029 and the 4.000% Notes due 2048 will be redeemable at any time, in whole or from time to time in part, at 3M Company’s option at a redemption price equal to the greater of

•                  100% of the principal amount of the notes to be redeemed, and

•                  as determined by the quotation agent (as defined below), the sum of (a) the present value of the payment of principal on the notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to the Applicable Par Call Date (not including any portion of such payments of interest accrued to the date of redemption, each discounted to the redemption date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the treasury rate (as defined below) plus, in the case of the 2.750% Notes due 2022, 5 basis points, in the case of the 3.250% Notes due 2024, 7.5 basis points, in the case of the 3.375% Notes due 2029, 15 basis points, or in the case of the 4.000% Notes due 2048, 15 basis points, plus, in the case of both clauses above, accrued and unpaid interest on the notes to be redeemed to the redemption date.

In addition, at any time on or after the Applicable Par Call Date, each of the 2.750% Notes due 2022, the 3.250% Notes due 2024, the 3.375% Notes due 2029 and the 4.000% Notes due 2048 will be redeemable, in whole but not in part at 3M Company’s option, at a redemption price equal to 100% of the principal amount of the notes plus accrued interest thereon to the date of redemption.

“Applicable Par Call Date” means (1) with respect to the 2.750% Notes due 2022, February 1, 2022 (one month prior to the maturity of the 2.750% Notes due 2022), (2) with respect to the 3.250% Notes due 2024, January 14, 2024 (one month prior to the maturity of the 3.250% Notes due 2024), (3) with respect to the 3.375% Notes due 2029, December 1, 2028 (three months prior to the maturity of the 3.375% Notes due 2029) and (4) with respect to the 4.000% Notes due 2048, March 14, 2048 (six months prior to the maturity of the 4.000% Notes due 2048).

“Comparable treasury issue” means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of notes to be redeemed as if the notes matured on the Applicable Par Call Date that would be utilized, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Comparable treasury price” means, with respect to any redemption date, (i) the average of at least three reference treasury dealer quotations for that redemption date, after excluding the highest and lowest of five or more reference treasury dealer quotations, or (ii) if the Trustee obtains fewer than five reference dealer quotations, the average of all reference treasury dealer quotations so obtained.

“Quotation agent” means the reference treasury dealer appointed by 3M Company.

“Reference treasury dealer” means (i)(1) with respect to the 2.750% Notes due 2022 and the 3.375% Notes due 2029, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors and (2) with respect to the 3.250% Notes due 2024 and the 4.000% Notes due 2048, each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC and their respective successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), 3M Company will substitute another primary treasury dealer; and (ii) any other primary treasury dealer(s) selected by 3M Company.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by 3M Company, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

“Treasury rate” means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price of the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for that redemption date.

In the case of a partial redemption of the 2.750% Notes due 2022, the 3.250% Notes due 2024, the 3.375% Notes due 2029 or the 4.000% Notes due 2048, selection of the notes for redemption will be made pro rata, if commercially practicable in accordance with the procedures of DTC or the relevant depositary, and if not, then by lot or such other method as required in accordance with the procedures of DTC or the relevant depositary. The notes will be redeemed in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  Notice of any redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address. If any notes are to be redeemed in part only, the notice of redemption that relates to such notes will state the portion of such notes to be redeemed.  New notes in principal amounts of at least $2,000 equal to the unredeemed portion of the notes will be issued in the name of the holder of the notes upon surrender for cancellation of the original notes.  Unless 3M Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions of the notes called for redemption.

Supplemental Information Concerning Certain U.S. Federal Income Tax Considerations

This section describes the supplemental material federal income tax consequences of acquiring the 3.250% Notes due 2024 and the 4.000% Notes due 2048 offered hereby (the “reopened notes”). For a complete description of the material U.S. federal income tax consequences of acquiring and owning the reopened notes, the 2.750% Notes due 2022 and the 3.375% Notes due 2029, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Qualified Reopening and Issue Price of the Reopened Notes

The reopened notes offered hereby will be treated as a part of the same issue of the previously issued 3.250% Notes Due 2024 and the previously issued 4.000% Notes Due 2048 (the “existing notes”) pursuant to a “qualified reopening” for U.S. federal income tax purposes. Therefore, the reopened notes offered hereby will be treated as having the same issue date and the same issue price as the existing notes. The existing notes were issued at no more than a de minimis discount from their stated principal amount. As a result, the existing notes were issued without original issue discount (“OID”) and, therefore, the reopened notes offered hereby also will be issued without OID.

Pre-Issuance Accrued Interest on the Reopened Notes

A portion of the purchase price of the reopened notes offered hereby will be attributable to the amount of stated interest accrued prior to the original issue date (“pre-issuance accrued interest”). Consequently, the reopened notes offered hereby should be treated as having been issued for an amount that excludes any pre-issuance accrued interest. If the reopened notes are so treated, a portion of the first interest payment on the reopened notes received by a U.S. Holder after the offering equal to the excluded pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest and will not be taxable as interest on the reopened notes. Your tax basis in a reopened note should exclude an amount equal to the pre-issuance accrued interest.

Supplemental Information Concerning Plan of Distribution

Reference is made to the “Plan of Distribution” section of 3M Company’s prospectus supplement, dated May 5, 2017, relating to 3M Company’s offering of its Medium-Term Notes, Series F of which the notes offered hereby are a part.  The following information supplements such Plan of Distribution:

It is expected  that delivery of the notes will be made against payment therefor on or about February 22, 2019, which is the seventh business day following the date of pricing of the notes (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Some of the Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with 3M Company or 3M Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging financing and brokerage activities.  Certain of the Agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for 3M Company or its affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of 3M Company or its affiliates.  The Agents or their affiliates may have a lending relationship with 3M Company and certain of the Agents or their affiliates routinely hedge, have hedged and are likely in the future to hedge, or may hedge, their credit exposure to 3M Company consistent with their customary risk management policies.  Typically, these Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation by entering into positions in 3M Company’s securities, including potentially the notes offered hereby.  Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.  The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No PRIIPs KID — No PRIIPs key information document (KID) has been prepared as not available to retail in the European Economic Area.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322, Morgan Stanley & Co. LLC toll free at 1-866-718-1649 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.